Exhibit 99.1

NEOFORMA REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

SAN JOSE, CA – October 25, 2004 – Neoforma, Inc. (Nasdaq: NEOF), a leading provider of supply chain management solutions to the healthcare industry, generated total revenue of $3.0 million on a generally accepted accounting principles (GAAP) basis in the quarter ended September 30, 2004. Excluding the impact of Emerging Issues Task Force Abstract No. 01-9 (EITF No. 01-9), Neoforma generated total adjusted revenue of $18.4 million in the third quarter of 2004.

In accordance with GAAP, Neoforma’s net loss and net loss per share were $14.5 million and $0.75, respectively, during the third quarter of 2004. These results represent an improvement over the $15.6 million and $0.85 net loss and net loss per share, respectively, reported in the third quarter of 2003. On an adjusted basis, net income and net income per share for the third quarter of 2004 were $5.1 million and $0.27, respectively, decreasing from the $5.6 million and $0.30, respectively, in the same quarter in the prior year. This decrease was primarily due to the scheduled reduction in the Company’s quarterly maximum payment from Novation in 2004, as compared to 2003, and the resulting $2.1 million decrease in adjusted related party revenue.

Neoforma’s adjusted financial information, which is not in accordance with GAAP, excludes the application of EITF No. 01-9 and certain expenses, gains and losses. Adjusted financial information serves as a measure of the performance of Neoforma’s ongoing core operations. A description of the adjusted financial information for the periods presented and a reconciliation of these results to GAAP financial information are included in the attached financial statements and are available in the investor relations section of Neoforma’s Web site at http://investor.neoforma.com.

“Neoforma made good operational progress during the third quarter, increasing our connectivity rate and documenting significant value for our customers,” says Bob Zollars, chairman and chief executive officer of Neoforma. “We also continued to strengthen our balance sheet as a result of strong cash flow. We did not meet our revenue expectations in the quarter which was disappointing. However, based on the increasing value we are delivering to our hospital customers, we believe we are on the right track.”

Third Quarter 2004 Highlights

During the third quarter, Neoforma made progress in several key areas, including:

•	Documented $26.7 million in customer value, which brings Neoforma’s year-to-date documented customer value to $46.5 million as of September 30, 2004;

•	Implemented 715 connections, more than double the average quarterly connection rate in 2003, and exited the quarter at a rate in excess of 800 connections per quarter;

•	Delivered upgrades to Marketplace@Novation®, including enhancements to order management and contract management capabilities;

•	Generated market intelligence reports for pharmaceutical manufacturers; and

•	Supported $2.8 billion in volume, an increase of 27% from the same period in the prior year, comprised of $1.0 billion in gross transaction volume and $1.8 billion in supply chain data.

Third Quarter 2004 Financial Results

On a GAAP basis, for the quarter ended September 30, 2004, Neoforma generated $3.0 million in total revenue, comprised entirely of non-related party revenue, and representing a slight increase from the $2.9 million in both total revenue and non-related party revenue recorded in the same period in the prior year. In both the third quarter of 2004 and the same period in the prior year, related party revenue was zero as a result of the application of EITF No. 01-9.

On an adjusted basis, excluding the impact of EITF No. 01-9, Neoforma generated total revenue of $18.4 million in the third quarter, consisting of $15.4 million in related party revenue and $3.0 million in non-related party revenue. Neoforma’s related party revenue for the quarter represents a decrease from the $17.5 million generated in the same quarter in 2003, due to a $2.1 million decline in the Company’s revenue from Novation in the third quarter of 2004, as compared to the same quarter in the prior year. The decline in revenue was based on a scheduled reduction in the quarterly maximum payment from Novation under the terms of Neoforma’s outsourcing agreement with Novation. Beginning in 2004, the quarterly maximum payment from Novation is fixed at $15.25 million.

On both a GAAP basis and an adjusted basis, the $42,000 increase in non-related party revenue in the third quarter as compared to the same period in the prior year was primarily the result of increases in revenue from the Company’s HPIS market intelligence and pharmaceutical market intelligence services for suppliers, which more than offset decreases related to data cleansing and categorization services for hospitals and the expiration during the third quarter of the ratable revenue being recognized related to a license sale made in 2001.

Neoforma classifies non-cash amortization of partnership costs as an offset against related party revenue under EITF No. 01-9. This accounting treatment has no impact on Neoforma’s loss from operations, net loss, net loss per share or total cash flow, as the reductions to operating expenses and revenue are equal.

In the third quarter of 2004, Neoforma’s total GAAP operating expenses were $17.6 million, lower than the $18.3 million recorded in the same period in the prior year. As compared to the third quarter of 2003, this variance was primarily the result of a $2.0 million increase in capitalized software development costs, a $1.9 million decrease in depreciation and amortization of property and equipment, most of which was allocated to the operations group, and reductions in selling and marketing expenses. These changes were partially offset by increases in amortization of partnership costs and expenses related to product development and cost of services.

Adjusted operating expenses equaled $13.3 million in the third quarter of 2004, lower than the $14.7 million result in the same quarter of the prior year. The variance in total adjusted operating expenses was primarily due to the $2.0 million increase in capitalized software development costs and a $1.2 million reduction in selling and marketing expenses. These reductions were partially offset by increases in product development and cost of services expenses.

In the third quarter, on a GAAP basis, Neoforma recorded a $14.7 million loss from operations, representing an improvement from the $15.4 million loss in the same period in 2003. The improvement in the Company’s loss from operations was due to the decrease in total operating expenses.

Neoforma generated $5.0 million in EBITDA during the third quarter, representing a decrease from the $5.8 million generated in the third quarter of 2003. This decrease was due to the decline in related party revenue as a result of the scheduled $2.1 million reduction in the quarterly maximum payment from Novation, and was partially offset by a decrease in Neoforma’s adjusted operating expenses.

As of September 30, 2004, Neoforma’s cash, cash equivalents and short-term investments totaled $23.6 million, an increase from the $22.5 million balance as of the end of the prior quarter. In addition, the Company had $2.0 million in long term marketable investments as of September 30, 2004, as a result of investments it made during the quarter. Neoforma remains debt-free.

Neoforma’s free cash flow equaled $2.5 million during the third quarter. Free cash flow is calculated as net cash used in operating activities, plus amortization of partnership costs offset against related party revenue, minus purchases of property and equipment and capitalization of software development costs.

“Neoforma continues to generate strong cash flow, and our balance sheet remains very solid,” says Andrew Guggenhime, chief financial officer of Neoforma. “We were not pleased with our revenue results for the quarter, however, and we are updating our guidance primarily to reflect our revised revenue outlook, as well as to update our current expectations in other areas for which we had previously issued guidance.”

Updated 2004 Financial Outlook

Based on the Company’s 2004 financial performance through the third quarter of 2004 and its expectations for the fourth quarter, Neoforma is updating its guidance for the year.

Neoforma’s 2004 Financial Outlook (in millions, except per share data):

	FY 2004
	Previous	Updated
GAAP Basis
Related Party Revenue	—	—
Non-related Party Revenue	$13.3	$11.8-$13.3
Total Revenue	$13.3	$11.8-$13.3
Total Operating Expenses	$76.2	$75.5
Loss from Operations	($62.9)	($63.7)- ($62.2)
Net Loss per Share	($3.23)	($3.27)- ($3.19)
Adjusted Basis
Related Party Revenue(a)	$61.7	$61.7
Non-related Party Revenue	$13.3	$11.8-$13.3
Total Revenue(a)	$75.0	$73.5-$75.0
Operating Expenses(b)	$55.6	$54.3
EBITDA(c)	$19.4	$19.2-$20.7
Net Income per Share(d)	$0.99	$1.01-$1.08
Free Cash Flow(e)	$9.0	$9.0
Purchases of Property and Equipment	$6.0	$5.0
Capitalization of Software Development Costs	$4.4	$6.2
Weighted Average Shares Outstanding	19.5	19.4

(a)	Adjusted related party revenue and adjusted total revenue exclude the offset of amortization of partnership costs against related party revenue resulting from the application of EITF No. 01-9.
(b)	Adjusted operating expenses exclude depreciation and amortization, as well as certain expenses, gains and losses, which, in 2004, consist of a $4.1 million write-off of stockholder notes receivable in the second quarter. In 2004, the Company expects depreciation and total amortization expenses, including amortization offset against related party revenue, to equal approximately $78.7 million.
(c)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization (including amortization offset against related party revenue) as well as certain expenses, gains and losses.
(d)	The Company defines adjusted net income per share as EBITDA plus the impact of interest expense, interest income and other income and expense divided by the weighted average shares outstanding.
(e)	The Company defines free cash flow as net cash used in operating activities, plus amortization of partnership costs offset against related party revenue, minus purchases of property and equipment and capitalization of software development costs.

About Neoforma

Neoforma is a leading supply chain management solutions provider for the healthcare industry. Through a unique combination of technology, information and services, Neoforma provides innovative solutions to over 1,500 hospitals and suppliers, supporting more than $10 billion in annualized transaction volume. By bringing together contract information and order data, Neoforma’s integrated solution set delivers a comprehensive view of an organization’s supply chain, driving significant cost savings and better decision-making for both hospitals and suppliers. For more information, point your browser to http://www.neoforma.com.

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This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include but are not limited to all statements made under the caption “Updated 2004 Financial Outlook” and statements related to Neoforma’s business and financial outlook for 2004, as well as statements related to the continued value realized by our customers. There are a number of risks that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include the willingness of customers to accept Neoforma’s business model of providing supply chain management solutions for the healthcare industry and the ability of Neoforma to manage its anticipated growth and related technological challenges. These risks and other risks are described in Neoforma’s periodic reports filed with the SEC, including its Form 10-Q for the quarter ended June 30, 2004. These statements are current as of the date of this release and Neoforma assumes no obligation to update the forward-looking information contained in this news release.

Neoforma is a trademark of Neoforma, Inc. Other Neoforma logos, product names and service names are also trademarks of Neoforma, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.

Contacts:

Jen Reidy, for Neoforma, media, 415.891.8300, jen@reidycommunications.com

Amanda Mogin, Neoforma, investors, 408.468.4251, amanda.mogin@neoforma.com

NEOFORMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2004	2003	2004
REVENUE:
Related party, net of amortization of partnership costs of $17,539, $15,423, $52,070 and $46,360 for the three months ended September 30, 2003 and 2004, and for the nine months ended September 30, 2003 and 2004, respectively	$—	$—	$539	$—
Non-related party	2,912	2,954	7,494	9,222

Total revenue	2,912	2,954	8,033	9,222

OPERATING EXPENSES:
Cost of services	1,895	2,758	4,754	7,501
Operations	4,947	2,834	14,888	8,643
Product development	4,451	4,261	13,377	12,302
Selling and marketing	4,648	3,488	14,258	10,657
General and administrative	2,242	2,465	8,339	7,171
Amortization of intangibles	147	147	441	441
Amortization of partnership costs	14	1,651	847	4,792
Write-off of stockholder notes receivable	—	—	—	4,115

Total operating expenses	18,344	17,604	56,904	55,622

Loss from operations	(15,432)	(14,650)	(48,871)	(46,400)

OTHER INCOME (EXPENSE)	(202)	112	(762)	234

Net loss	$(15,634)	$(14,538)	$(49,633)	$(46,166)

NET LOSS PER SHARE:

Basic and diluted	$(0.85)	$(0.75)	$(2.76)	$(2.40)

Weighted average shares — basic and diluted	18,445	19,361	17,990	19,263

In addition to our consolidated financial statements presented in accordance with GAAP, Neoforma, Inc. uses non-GAAP, or adjusted, measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude the application of EITF No. 01-9 and certain expenses, gains and losses. Neoforma management believes that the non-GAAP adjusted results provide added insight into the Company’s performance by focusing on results generated by the Company’s ongoing core operations. Neoforma management uses the non-GAAP adjusted results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting. Additionally, incentive compensation for the Company, including management, is based on results on this basis. In addition, because we historically have reported adjusted results, we believe the inclusion of comparative numbers provides consistency in our financial reporting. The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NEOFORMA, INC.

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2004	2003	2004
REVENUE:
Related party	$17,539	$15,423	$52,609	$46,360
Non-related party	2,912	2,954	7,494	9,222

Total adjusted revenue	20,451	18,377	60,103	55,582

OPERATING EXPENSES:
Cost of services	1,744	2,372	4,301	5,955
Operations	2,638	2,250	7,199	7,003
Product development	4,068	3,703	12,066	11,054
Selling and marketing	4,244	3,038	12,930	9,589
General and administrative	1,999	1,980	6,852	6,061

Adjusted operating expenses	14,693	13,343	43,348	39,662

EBITDA	5,758	5,034	16,755	15,920

OTHER INCOME (EXPENSE)	(202)	112	(762)	234

Adjusted net income	$5,556	$5,146	$15,993	$16,154

ADJUSTED NET INCOME PER SHARE:

Basic	$0.30	$0.27	$0.89	$0.84

Weighted average shares — basic	18,445	19,361	17,990	19,263

(1)	These adjusted condensed consolidated statements of operations exclude the impact of EITF No. 01-9 and certain expenses, gains and losses. Under EITF No. 01-9, the Company offsets non-cash amortization of partnership costs against related party revenue in an amount equal to the lesser of the two in any period. Any amortization of partnership costs in excess of related party revenue in any period is classified as an operating expense. As a result of the adoption of EITF No. 01-9, the Company offset $17,539, $15,423, $52,070 and $46,360 of amortization of partnership costs against related party revenue in its GAAP condensed consolidated statements of operations for the three months ended September 30, 2003 and 2004, and for the nine months ended September 30, 2003 and 2004, respectively. As reclassifications, the application of EITF No. 01-9 had no impact on loss from operations, net loss or net loss per share. The excluded expenses, gains and losses consisted of depreciation and amortization of property and equipment, amortization of intangibles, amortization of deferred compensation, amortization of partnership costs and write-off of stockholder notes receivable.

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30, 2004
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Related party	$15,423	$—	$(15,423)	$—	$—	$—
Non-related party	2,954	—	—	—	—	2,954

Total revenue	18,377	—	(15,423)	—	—	2,954

OPERATING EXPENSES:
Cost of services	2,372	—	—	200	186	2,758
Operations	2,250	—	—	498	86	2,834
Product development	3,703	—	—	291	267	4,261
Selling and marketing	3,038	—	—	175	275	3,488
General and administrative	1,980	—	—	164	321	2,465

Adjusted operating expenses	13,343

EBITDA	5,034

Depreciation and amortization of property and equipment	—	1,328	—	(1,328)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	1,135	—	—	(1,135)	—
Amortization of partnership costs	—	17,074	(15,423)	—	—	1,651
Write-off of stockholder notes receivable	—	—	—	—	—	—

Total operating expenses		19,684	(15,423)	—	—	17,604

Loss from operations		(19,684)	—	—	—	(14,650)

OTHER INCOME (EXPENSE)	112	—	—	—	—	112

Net income (loss)	$5,146	$(19,684)	$—	$—	$—	$(14,538)

NET INCOME (LOSS) PER SHARE:
Basic	$0.27					$(0.75)

Weighted average shares - basic	19,361					19,361

	Three Months Ended September 30, 2003
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Related party	$17,539	$—	$(17,539)	$—	$—	$—
Non-related party	2,912	—	—	—	—	2,912

Total revenue	20,451	—	(17,539)	—	—	2,912

OPERATING EXPENSES:
Cost of services	1,744	—	—	126	25	1,895
Operations	2,638	—	—	2,299	10	4,947
Product development	4,068	—	—	324	59	4,451
Selling and marketing	4,244	—	—	312	92	4,648
General and administrative	1,999	—	—	185	58	2,242

Adjusted operating expenses	14,693

EBITDA	5,758

Depreciation and amortization of property and equipment	—	3,246	—	(3,246)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	244	—	—	(244)	—
Amortization of partnership costs	—	17,553	(17,539)	—	—	14

Total operating expenses		21,190	(17,539)	—	—	18,344

Loss from operations		(21,190)	—	—	—	(15,432)
OTHER INCOME (EXPENSE)	(202)	—	—	—	—	(202)

Net income (loss)	$5,556	$(21,190)	$—	$—	$—	$(15,634)

NET INCOME (LOSS) PER SHARE:
Basic	$0.30					$(0.85)

Weighted average shares - basic	18,445					18,445

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended September 30, 2004
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Related party	$46,360	$—	$(46,360)	$—	$—	$—
Non-related party	9,222	—	—	—	—	9,222

Total revenue	55,582	—	(46,360)	—	—	9,222

OPERATING EXPENSES:
Cost of services	5,955	—	—	1,113	433	7,501
Operations	7,003	—	—	1,371	269	8,643
Product development	11,054	—	—	607	641	12,302
Selling and marketing	9,589	—	—	380	688	10,657
General and administrative	6,061	—	—	340	770	7,171

Adjusted operating expenses	39,662

EBITDA	15,920

Depreciation and amortization of property and equipment	—	3,811	—	(3,811)	—	—
Amortization of intangibles	—	441	—	—	—	441
Amortization of deferred compensation	—	2,801	—	—	(2,801)	—
Amortization of partnership costs	—	51,152	(46,360)	—	—	4,792
Write-off of shareholder notes receivable	—	4,115	—	—	—	4,115

Total operating expenses		62,320	(46,360)	—	—	55,622

Loss from operations		(62,320)	—	—	—	(46,400)

OTHER INCOME (EXPENSE)	234	—	—	—	—	234

Net income (loss)	$16,154	$(62,320)	$—	$—	$—	$(46,166)

NET INCOME (LOSS) PER SHARE:
Basic	$0.84					$(2.40)

Weighted average shares - basic	19,263					19,263

	Nine Months Ended September 30, 2003
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Related party	$52,609	$—	$(52,070)	$—	$—	$539
Non-related party	7,494	—	—	—	—	7,494

Total revenue	60,103	—	(52,070)	—	—	8,033

OPERATING EXPENSES:
Cost of services	4,301	—	—	336	117	4,754
Operations	7,199	—	—	7,540	149	14,888
Product development	12,066	—	—	995	316	13,377
Selling and marketing	12,930	—	—	896	432	14,258
General and administrative	6,852	—	—	540	947	8,339

Adjusted operating expenses	43,348

EBITDA	16,755

Depreciation and amortization of property and equipment	—	10,307	—	(10,307)	—	—
Amortization of intangibles	—	441	—	—	—	441
Amortization of deferred compensation	—	1,961	—	—	(1,961)	—
Amortization of partnership costs	—	52,917	(52,070)	—	—	847

Total operating expenses		65,626	(52,070)	—	—	56,904

Loss from operations		(65,626)	—	—	—	(48,871)

OTHER INCOME (EXPENSE)	(762)	—	—	—	—	(762)

Net income (loss)	$15,993	$(65,626)	$—	$—	$—	$(49,633)

NET INCOME (LOSS) PER SHARE:
Basic	$0.89					$(2.76)

Weighted average shares - basic	17,990					17,990

NEOFORMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31, 2003	September 30, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,481	$23,578
Short-term investments	3,138	—
Accounts receivable, net of allowance for doubtful accounts	3,776	3,595
Related party accounts receivable	456	—
Prepaid expenses and other current assets	2,775	2,611

Total current assets	23,626	29,784

PROPERTY AND EQUIPMENT, net	7,432	11,067
INTANGIBLES, net	2,022	1,581
GOODWILL	1,652	1,652
CAPITALIZED PARTNERSHIP COSTS, net	106,003	57,996
NON-MARKETABLE INVESTMENTS	83	83
RESTRICTED CASH	1,020	1,020
LONG-TERM INVESTMENTS	—	2,048
OTHER ASSETS	1,376	996

Total assets	$143,214	$106,227

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,727	$1,591
Accrued payroll	4,199	3,648
Other accrued liabilities	3,183	3,193
Deferred revenue, current portion	2,651	1,897

Total current liabilities	12,760	10,329

DEFERRED RENT	657	414
DEFERRED REVENUE, less current portion	554	386

Total liabilities	13,971	11,129

STOCKHOLDERS’ EQUITY:
Common Stock $0.001 par value:
Authorized — 300,000 shares at September 30, 2004
Issued and outstanding: 18,943 and 20,020 shares at December 31, 2003 and September 30, 2004, respectively	19	20
Additional paid-in capital	827,570	837,767
Notes receivable from stockholders	(5,422)	(213)
Deferred compensation	(218)	(3,604)
Unrealized gain on available-for-sale securities	1	1
Accumulated deficit	(692,707)	(738,873)

Total stockholders’ equity	129,243	95,098

Total liabilities and stockholders’ equity	$143,214	$106,227

NEOFORMA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(all items unaudited)

	Nine Months Ended September 30,
	2003	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(49,633)	$(46,166)
Adjustments to reconcile net loss to net cash used in operating activities:
Restricted common stock issued to employees and officers	10	—
Provision for doubtful accounts	271	110
Accrued interest receivable on stockholder notes receivable	(19)	(13)
Depreciation and amortization of property and equipment	10,307	3,811
Amortization of intangibles	441	441
Amortization of partnership costs classified as an operating expense	847	4,792
Amortization of deferred compensation	1,962	2,798
Write-off of stockholder notes receivable	—	4,115
Change in assets and liabilities:
Accounts receivable	(2,333)	527
Prepaid expenses and other current assets	256	164
Other assets	5	380
Accounts payable	(1,596)	(1,136)
Accrued liabilities and accrued payroll	(4,246)	(538)
Deferred revenue	1,319	(922)
Deferred rent	27	(243)
Accrued interest payable on related party notes payable	(2,271)	—

Net cash used in operating activities	(44,653)	(31,880)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investments	(2,789)	(4,941)
Proceeds from the sale or maturity of marketable investments	2,659	6,031
Capitalization of software development costs	—	(5,221)
Purchases of property and equipment	(3,286)	(2,155)

Net cash used in investing activities	(3,416)	(6,286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amortization of partnership costs offset against related party revenue	52,070	46,360
Repayments of notes payable	(3,713)	—
Cash received related to options exercised	805	716
Proceeds from the issuance of common stock under the employee stock purchase plan	1,087	1,090
Common stock repurchased, net of notes receivable issued to common stockholders	(2)	(177)
Collections of notes receivable from stockholders	1,064	274

Net cash provided by financing activities	51,311	48,263

Net increase in cash and cash equivalents	3,242	10,097

Cash and cash equivalents, beginning of period	23,277	13,481

Cash and cash equivalents, end of period	$26,519	$23,578

NEOFORMA, INC.

RECONCILIATION OF 2004 ADJUSTED GUIDANCE TO GAAP GUIDANCE

UPDATED OCTOBER 25, 2004

(in thousands, except per share amounts)

(unaudited)

	Twelve Months Ended December 31, 2004
	Adjusted Guidance Range		Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Guidance Range
	Low	High			Low	High
REVENUE:
Related party	$61,700	$61,700	$—	$(61,700)	$—	$—
Non-related party	11,800	13,300	—	—	11,800	13,300

Total revenue	73,500	75,000	—	(61,700)	11,800	13,300
OPERATING EXPENSES:
Adjusted operating expenses	54,300	54,300	—	—	54,300	54,300

EBITDA	19,200	20,700
Depreciation and amortization of property and equipment	—	—	5,700	—	5,700	5,700
Amortization of intangibles	—	—	588	—	588	588
Amortization of deferred compensation	—	—	4,300	—	4,300	4,300
Amortization of partnership costs	—	—	68,152	(61,700)	6,452	6,452
Write-off of stockholder notes receivable	—	—	4,115	—	4,115	4,115

Total operating expenses			82,855	(61,700)	75,455	75,455

Loss from operations					(63,655)	(62,155)
OTHER INCOME (EXPENSE)	300	300			300	300

Net income (loss)	$19,500	$21,000	$(82,855)	$—	$(63,355)	$(61,855)

NET INCOME (LOSS) PER SHARE:
Basic	$1.01	$1.08			$(3.27)	$(3.19)

Weighted average shares—basic	19,400	19,400			19,400	19,400